Exhibit 99.1

QUIPT HOME MEDICAL CONFIRMS RECEIPT OF FORAGER’S REPETITIVE UNDERVALUED OFFER; BOARD DENOUNCES INFERIOR TERMS AND SELF-SERVING TACTICS

Cincinnati, Ohio – August 27, 2025 – Quipt Home Medical Corp. (“Quipt” or the “Company”) (NASDAQ: QIPT; TSX: QIPT), a U.S. based home medical equipment provider focused on end-to-end respiratory care, acknowledges receipt of another unsolicited, non-binding and indicative proposal dated August 25, 2025 (the “August Proposal”) from Forager Capital Management, LLC (“FCM”) to acquire all of the Company’s issued and outstanding common shares for US$3.10 per share. The August Proposal follows several prior, similarly non-binding offers from FCM, including the US$3.10 offer FCM publicly disclosed on May 19, 2025.

In addition, the repeated offers follow an earlier non-binding offer by FCM in January 2025 to acquire all shares at US$3.90 per share (26% more than they are currently offering) (the “January Proposal”). In addition, although FCM is, and was, a Schedule 13D filer when it submitted its January Proposal, it, for some reason, chose not to comply with U.S. securities laws and publicly report the January Proposal in an amended Schedule 13D.

The Company’s board of directors (the “Board”) declined the January Proposal after reviewing the complete deal terms presented, determining that it undervalued the Company at that time by only offering a small premium to the then current market price, and that selling the Company at a price that undervalues its current and prospective future would not be in the best interests of the Company and its shareholders. It is therefore unclear how FCM thinks the August Proposal should be taken seriously by the Board or any shareholders of the Company.

Since receipt of the January Proposal, the Company has (i) acquired a full-service durable medical equipment provider, wholly owned by Ballad Health, adding unaudited revenue of $6.6 million (see July 7, 2025 news release), (ii) entered into a joint venture to acquire a 60% ownership interest in Hart Medical Equipment, adding unaudited revenue of $60 million and $7 million of Adjusted EBITDA (see August 12, 2025 news release), and (iii) stabilized its revenue.

The fact that FCM has since reduced its offer price, while also failing to disclose the January Proposal in its required U.S. securities filings, raises further concerns about its credibility. On numerous occasions, FCM has repeatedly chosen not to engage through the Company’s appointed financial advisor, Truist Securities, Inc. (“Truist”), despite being explicitly instructed to do so by the Board. Instead, FCM continues to bypass proper channels and make self-serving public offers that the Board believes significantly undervalue the Company. This failure to constructively engage with the Company, coupled with its failures to comply with U.S. securities law and its contractual obligations under the Non-Disclosure and Standstill Agreement with the Company, calls into question the true motives of FCM. That said, if FCM agrees to enter into and actually comply with a confidentiality agreement with the Company, the Board would be pleased to engage with FCM on a friendly basis in an effort to determine if FCM could realistically make a bid that would provide real value to its fellow shareholders.

Acting with the benefit of advice from Truist and its legal counsel, the Board remains firmly committed to safeguarding and enhancing long-term shareholder value. The Company does not intend to comment further on the engagement of Truist, FCM’s self-serving inferior and declining offers, or any related matter unless and until it determines that additional disclosure is appropriate or required.

ABOUT QUIPT HOME MEDICAL CORP.

The Company provides in-home monitoring and disease management services including end-to-end respiratory solutions for patients in the United States healthcare market. It seeks to continue to expand its offerings to include the management of several chronic disease states focusing on patients with heart or pulmonary disease, sleep disorders, reduced mobility, and other chronic health conditions. The primary business objective of the Company is to create shareholder value by offering a broader range of services to patients in need of in-home monitoring and chronic disease management. The Company’s organic growth strategy is to increase annual revenue per patient by offering multiple services to the same patient, consolidating the patient’s services, and making life easier for the patient.

Cautionary Note Regarding Forward-Looking Statements

Various statements in this press release, including, but not limited to, statements regarding the Board’s focus and intentions related to further comment are “forward-looking statements” under applicable securities laws. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements regarding the Company’s ongoing review of opportunities and strategic alternatives, expectations regarding the Company’s engagement of Truist and the outcome thereof, the Company’s business plans and strategies, and the Company’s intentions regarding future disclosures. Forward-looking statements are based upon current expectations and assumptions that involve risks, changes in circumstances and uncertainties. Therefore, no assurance can be given that the results or developments anticipated by Quipt will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Quipt. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law. Forward-looking statements in this press release should be evaluated together with the various risks and uncertainties that affect Quipt’s business and market, particularly those identified in the “Cautionary Note Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Quipt’s most recent Annual Report on Form 10-K, as updated by Quipt’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedarplus.com.

For further information please visit our website at www.Quipthomemedical.com, or contact:

Cole Stevens

VP of Corporate Development

Quipt Home Medical Corp.

859-300-6455

cole.stevens@myquipt.com

Gregory Crawford

Chief Executive Officer

Quipt Home Medical Corp.

859-300-6455

investorinfo@myquipt.com